THE SOUTHLAND CORPORATION
                        STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                                  EFFECTIVE AS OF OCTOBER 1, 1998


1.      ESTABLISHMENT AND PURPOSE

The Southland Corporation (the "Company"), hereby establishes The Southland Corporation Stock Compensation Plan for Non-Employee Directors (the "Plan"). The purposes of the Plan are to encourage non-employee directors of the Company to acquire shares of the Company's common stock, and thereby to align their interests more closely with the interests of the other shareholders of the Company.

2.       CERTAIN DEFINITIONS.

For purposes of the Plan, the following terms shall have the indicated meanings:

      (a) "Annual Retainer" means the amount paid to a Non-Employee Director as his annual fee, which is paid in quarterly increments.

      (b)      "Board" means the Board of Directors of The Southland
Corporation.

      (c) "Closing Price" means the last reported sales price of the Common Stock on the last Trading Day of the calendar quarter, or if no such sale is made on such day, the last reported sales price of the Common Stock on the next following day for which such sales price is reported on the NASDAQ National Market (or, if the Common Stock is not then listed or admitted to trading on the NASDAQ National Market, the principal national stock exchange or stock market on which the Common Stock is then listed or admitted to trading).

      (d      "Common Stock" means the Common Stock, par value $.0001 per share, of the Company, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

      (e) "Director's Fees" means all fees paid to a Non-Employee Director for his services to the Company as a member of the Board. It shall include the Annual Retainer, committee fees and meeting fees. It shall not include any consulting fees paid to a Non-Employee Director.

      (f) "Election Agreement" means the form, signed by the Non-Employee Director and filed with the Company that specifies the amount (all, none, dollars or percentage) of the Director's Fees that a Non-Employee Director elects to receive in Common Stock in lieu of cash.

      (g) "Non-Employee Director" means an individual duly elected or chosen as a director of the Company who is not also an employee of the Company or its subsidiaries.

      (h) "Trading Day" means any day on which the stock exchange or stock market referred to in Section 2(c) hereof is open for trading on a regular basis.



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

3.      ELIGIBILITY AND PARTICIPATION

        Each Non-Employee Director shall be eligible to participate in the Plan. Participation shall be voluntary and a Non-Employee Director who elects to participate in the Plan shall complete an Election Agreement which shall be filed with the Secretary of the Company, specifying the amount (either "all", "none", a specific percentage or specific dollar amount) of such Director's Fees that the Non-Employee Director wants to receive in shares of Common Stock.

4.      ELECTION TO RECEIVE STOCK

        The Election Agreement must be filed with the Secretary of the Company prior to the beginning of the calendar quarter to which the election relates and will only be applicable to Director's Fees earned after the effective date of the election, except that for the calendar quarter during which the Plan is first adopted, the Election Agreement will be deemed effective as of the first day of that calendar quarter. Once an Election Agreement is filed, it will remain in effect for subsequent calendar quarters until the Non-Employee Director amends it (by filing a new Election Agreement) or revokes it, by either (a) filing a new Election Agreement or
(b) filing a statement of revocation with the Secretary of the Company advising that the Non-Employee Director no longer wants to receive Common
 Stock in payment of his Director's Fees.

5.      STOCK ISSUANCE

        The shares of Common Stock to be issued pursuant to the election described in Section 2 shall be equal to the (i) number of shares of Common Stock that could be purchased (ii) at the Closing Price on the last day of the calendar quarter during which the Director's fees were earned (iii) with the dollar amount of the Director's Fees that are being paid in Common Stock.

6.      CERTIFICATE FOR SHARES OF COMMON STOCK

        A certificate representing the appropriate number of shares of Common Stock shall be issued in the name of the Non-Employee Director, individually, or upon his request, in the name of another person or entity to which he has assigned his director's fees, and shall be delivered within ten days after the end of the calendar quarter for which the Director's Fees are being paid. The certificate so issued shall contain a restrictive legend stating that the shares represented by the certificate cannot be transferred for six months following the date of issuance of the certificate, unless the restriction is waived by the Company. The restriction shall automatically lapse at the end of the six-month period.

7.      ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Board, which may delegate authority to a committee; however, such committee shall have no authority to
(a) determine how many shares shall be given to any Non-Employee Director or
(b) determine eligibility to participate in the Plan. Such committee may be authorized to interpret the Plan, prescribe, amend and rescind such rules and regulations relating to the Plan, as may be deemed advisable to protect the interests of the Company in connection with the operation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Board or of any such committee shall be liable for any action or determination made in good faith with respect to the Plan or any agreement entered into pursuant to the Plan. The determinations, interpretations, and other actions of the Board and of any such committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


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


8.      STOCK SUBJECT TO THE PLAN.

        Up to an aggregate of 1,200,000 shares of Common Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan. Shares of Common Stock that are issued shall be fully paid and non-assessable
 . No fractional shares shall be issued, and to the extent that the calculation provided for in Section 4 shall result in a fractional share, the number of shares to be issued to the Non-Employee Director shall be rounded up to the next whole share. The Company shall at all times during the term of the Plan retain as authorized and unissued Common Stock at least the number of shares from time to time as may be issued under the provisions of the Plan or otherwise assure itself of its ability to perform its obligations hereunder. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board, in its discretion, shall from time to time determine.

9.      ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

(a) Upon the issuance of a certificate representing shares of Common Stock to a Non-Employee Director, the Non-Employee Director shall become the owner thereof for all purposes and shall have all rights as a shareholder, including voting rights and the right to receive dividends and distributions and shall be subject to any stock splits and other similar actions, with respect to such shares, subject to the restrictions of the Plan and any restrictions imposed by law. If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization, or otherwise, or declare a stock split or take other similar action with respect to the shares of Common Stock, then the Company shall pay or make such dividend or other distribution or take such other action with respect to the shares owned by the Non-Employee Director. In the event the Company shall effect a split of the Common Stock or declare a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares or are in any way subject to a modification or changed during the time after Director's Fees subject to the Plan are earned but before the shares are issued, then the number of shares of Common Stock that shall be issued to the Non-Employee Director shall be increased or decreased proportionately or shall be exchanged or modified as if they had been issued just prior to the record date for the event requiring the change or modification; and

(b) in the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, or sale of

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


assets) of the Company, the Board shall make an appropriate adjustment in the
number of shares of Common Stock then subject to   issuance under the Plan.
The Board shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares that are authorized for issuance or are issuable pursuant to the Plan.

10.     DESIGNATION OF BENEFICIARY.

        Each Non-Employee Director who elects to participate in the Plan shall name a beneficiary to receive any shares due him at the time of his death, with the right to change such beneficiary at any time. In case of a failure to designate a beneficiary or the death of the designated beneficiary without a designated successor, such shares shall be issued to the estate of the Non-Employee Director.

11.      PLAN AMENDMENT, MODIFICATION, AND TERMINATION.

        The Board may at any time suspend, terminate, amend, or modify the Plan.

12.      PLAN EFFECTIVENESS.

        The Plan shall be effective as of October 1, 1998, unless it has not been approved by the Board prior to that date, and shall continue until the earliest of the following to occur: (a) December 31, 2008; (b) the date on which all shares reserved for issuance under the Plan have been issued; and
(c) the date the Plan is terminated by a resolution of the Board.

13.      GENERAL PROVISIONS.

      (a) No Continuing Right as Director. Neither the adoption or operation of the Plan, nor the Plan itself or any document describing or relating to the Plan, or any part hereof, shall confer upon any Non-Employee Director any right to continue as a director of the Company or any subsidiary of the Company.

      (b) Nonalienation of Benefits. No Non-Employee Director shall have the right to sell, assign, transfer, or otherwise convey or encumber in whole or in part the right to receive any Common Stock under the Plan, except in accordance with the express provisions hereof.

      (c) Binding Effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. The terms and conditions of the Plan shall be binding upon each Non-Employee Director and his heirs, legatees, distributees, and legal representatives.

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

      (d) Severability. If any provision of the Plan or any agreement hereunder is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

      (e) Expenses. All expenses incident to the administration, protection, or termination of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

      (f) Notices. Whenever any notice is required or permitted under the Plan or any agreement hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder or under an agreement shall be deemed to be delivered on the date on which it is personally delivered, or on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid
, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or a Non-Employee Director may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an agreement shall be delivered or sent (i) to the Non-Employee Director at his address as set forth in the records of the Company or (ii) to the Company at the principal executive offices of the Company clearly marked "Attention:
 Secretary".

      (g) No Restriction of Corporate Action Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary thereof from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan. No Non-Employee Director or other person shall have any claim against the Company or any subsidiary thereof as a result of such action.

      (h) Governing Law. The provisions of the Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Texas.

      (i) Miscellaneous. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.



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


                       THE SOUTHLAND CORPORATION
          STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                           ELECTION FORM
                                1998

     This Election Agreement is made between The Southland Corporation
                  ("Southland") and ("Director") and
                  ----------------------------------
shall be effective for the calendar quarter beginning OCTOBER 1, 1998. This Agreement shall remain in effect for subsequent calendar quarters until either amended or revoked by Director.

PART A - ELECTION

     The undersigned Director elects to receive the following amount of Director's Fees in shares of Common Stock of The Southland Corporation (please check the one that applies):

          (a)               ALL Eligible Fees
                -------

          (b)           %  of All Eligible Fees     (PLEASE FILL IN
                -------
          WITH A NUMBER)
          (MUST BE IN WHOLE PERCENTS FROM 1% TO 99%)

          (c)  $           of All Eligible Fees     (PLEASE FILL IN
                ------
          WITH A NUMBER)
          (MAY BE ANY AMOUNT FROM $500 TO THE FULL AMOUNT OF THE
          UNDERSIGNED DIRECTOR'S ANNUAL RETAINER PER CALENDAR
          QUARTER; $4,500 FOR DIRECTORS WHO ARE EMPLOYEES OR OFFICERS OF IY OR SEJ; $7,500 FOR OTHER ELIGIBLE DIRECTORS).
                   NO FRACTIONAL SHARES WILL BE ISSUED.

          (d)               No Eligible Fees
                -------

PART B - ISSUANCE OF SHARES

  1. Southland shall issue the appropriate number of whole shares not earlier than the last day of the calendar quarter for which fees are being paid.

  2. The certificate representing the Shares will be issued in the name of the Director, individually, or if so requested,in the name of a person or entity to which he has assigned his Director's Fees. If other than the name of the undersigned Director is to appear on the certificate, enter it here:

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  3.      The certificate shall bear a restrictive legend restricting the transfer of the shares for six months following issuance, unless waived by the Company.

  4.      All shares issued shall be fully paid and non-assessable.

  5. Any amount described in Part A shall be treated as compensation in the year it is earned.

     By signing this form I agree to the election on this form and the terms of The Southland Corporation Stock Compensation Plan for Non-Employee Directors. This election will continue to be in effect unless I submit a new form for future calendar quarters, showing either a new election percentage or amount or a revocation of this form.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed
effective as of this       day of November, 1998.
                     -----

DIRECTOR:                                WITNESS:


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  (Signature)

THE SOUTHLAND CORPORATION               ATTEST:


BY
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NAME:
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TITLE:
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